EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated August 31, 2021, relating to the financial statements of Masterbeat Corp., as of December 31, 2020 and to all references to our firm included in this Registration Statement.

/s/ MaloneBailey LLP, CPA

MaloneBailey LLP, CPA

Certified Public Accountants

Houston, TX

January 25, 2022